Exhibit (g)(2)

AMENDED AND RESTATED SCHEDULE A TO CUSTODY AGREEMENT

CERTIFICATION OF AUTHORIZED PERSONS

Pursuant to paragraphs 1(b) and 18(a) of the Agreement, the undersigned officers of Northern Funds hereby certify that the person(s) whose name(s) appear(s) below have been duly authorized by the Board of Trustees to give Instructions on behalf of the Fund.

NAME

Peter K. Ewing

Randal E. Rein

Kevin P. O’Rourke

John P. Gennovario

Michael G. Meehan

Certified as of the 22nd day of August, 2019

OFFICER:		OFFICER:

By:	/s/ Kevin O’ Rourke	By:	/s/ Peter K. Ewing

Name:	Kevin O’ Rourke	Name:	Peter K. Ewing

Title:	Vice President	Title:	President